Exhibit 3.21
                                                          FEDERAL IDENTIFICATION
                                                       NO.
                                                          ----------------------



                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We, Brad Walker, *President and Shaun McMeans, *Clerk of PrimeSource Healthcare, Inc., located at 99 Hartwell Street, West Boylston, MA 01601, certify that these Articles of Amendment affecting articles numbered:

                               ARTICLES III AND IV

of the Articles of Organization were duly adopted at a meeting held on December 17, 2002, by vote of:

         15,681,817 shares of Common Stock of 22,713,375 shares outstanding,

         182,905.5 shares of Series G Convertible Redeemable Preferred Stock of 182,905.5 shares outstanding, and

         33,972,367 shares of Capital Stock of 41,003,925 shares outstanding,

To amend the Articles of Organization of the Corporation as set forth in the Continuation Sheet attached hereto as Exhibit A.
                                      ---------

                                                                       EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       to
                            ARTICLES OF ORGANIZATION
                                       of
                          PRIMESOURCE HEALTHCARE, INC.

                               Continuation Sheet

STOCKHOLDER VOTES TO INCREASE AUTHORIZED COMMON STOCK:
------------------------------------------------------

         15,681,817 shares of Common Stock, par value $.01 per share, of 22,713,375 shares outstanding;

         182,905.5 shares of Series G Convertible Redeemable Preferred Stock, no par value, of 182,905.5 shares outstanding; and

         33,972,367 total votes of the Corporation's capital stock, voting together as a single class, of 41,003,925 total votes for all of the shares of the Corporation's capital stock outstanding.1

VOTED: To amend the Corporation's Articles of Organization to amend and restate the first paragraph of Article IV thereof as follows:

                                   ARTICLE IV

         The total number of shares of all classes of stock which PrimeSource Healthcare, Inc. (the "Corporation") shall have authority to issue shall be 85,500,000 shares, consisting of (i) 75,000,000 shares of the Corporation's common stock, $0.01 value per share ("Common Stock"), (ii) 500,000 shares of the Corporation's preferred stock, par value $1.00 per share (the "Par Value Preferred Stock"), and (iii) 10,000,000 shares of the Corporation's preferred stock, no par value per share (the "No Par Value Preferred Stock" and together with the Par Value Preferred Stock, the "Preferred Stock").


--------
1 Each share of the Corporation's Series G Convertible Redeemable Preferred
Stock is   entitled to 100 votes per share, subject to adjustment.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

------------------------------------------------- ---------------------------------------------------------------
            WITHOUT PAR VALUE STOCKS                                  WITH PAR VALUE STOCKS
------------------------------------------------- ---------------------------------------------------------------
      TYPE               NUMBER OF SHARES            TYPE             NUMBER OF SHARES             PAR VALUE
------------------ ------------------------------ ------------ -------------------------------- -----------------
Common:                                           Common:      50,000,000                       $  .01
------------------ ------------------------------ ------------ -------------------------------- -----------------

------------------ ------------------------------ ------------ -------------------------------- -----------------
Preferred:         10,000,000                     Preferred:        500,000                     $1.00
------------------ ------------------------------ ------------ -------------------------------- -----------------



CHANGE the total authorized to:


------------------------------------------------- ---------------------------------------------------------------
            WITHOUT PAR VALUE STOCKS                                  WITH PAR VALUE STOCKS
------------------ ------------------------------ ------------ -------------------------------- -----------------
      TYPE               NUMBER OF SHARES            TYPE             NUMBER OF SHARES             PAR VALUE
------------------ ------------------------------ ------------ -------------------------------- -----------------
Common:                                           Common:      75,000,000                       $  .01
------------------ ------------------------------ ------------ -------------------------------- -----------------

------------------ ------------------------------ ------------ -------------------------------- -----------------
Preferred:         10,000,000                     Preferred:        500,000                     $1.00
------------------ ------------------------------ ------------ -------------------------------- -----------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 17 day of December, 2002,

/s/  Bradford C. Walker, President

/s/  Shaun McMeans, Clerk